Exhibit 23.1
Consent Of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-157169 on Form S-8 of our reports dated September 15, 2014, relating to the consolidated financial statements of Farmer Bros. Co. and the effectiveness of Farmer Bros. Co.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Farmer Bros. Co. for the year ended June 30, 2014.

/S/ DELOITTE & TOUCHE LLP

Costa Mesa, California
September 15, 2014